UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 9, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in the Quarterly Report on Form 10-Q filed by H&R Block, Inc. (the “Company”) on March 7, 2012 (the “Form 10-Q”), the Board of Directors of the Company approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by the Company and certain of its directors and officers (each, an “Indemnitee”).  On May 9, 2012, the Board of Directors of the Company agreed to enter into the form of Indemnification Agreement with the following additional Indemnitees:

Kushagra Saxena, Chief Strategy Officer

Aileen M. Wilkins, Chief People Officer

Amy E. McAnarney, President, Retail Client Services

The description of the Indemnification Agreement as set forth in the Form 10-Q, and a copy of the Indemnification Agreement filed as Exhibit 10.2 to the Form 10-Q, are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, the Board of Directors of the Company approved the following amendment (the “Amendment”) to the Company’s 2003 Long-Term Executive Compensation Plan (the “Plan”):

1.
Section 8 of the Plan was amended to provide that all awards made after the date of the amendment, with certain exceptions, would have a minimum vesting period of (a) twenty-four months from the date of grant if the vesting is based on continued service with the Company, and (b) twelve months from the date of grant if vesting is based on achievement of performance goals.

2.
Sections 10, 11 and 23 of the Plan were amended to prohibit the repricing of any option or stock appreciation right or the payment of cash in connection with the cancellation of an option or stock appreciate right.

The preceding discussion is a brief summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to the H&R Block, Inc. 2003 Long-Term Executive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: May 11, 2012	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	First Amendment to the H&R Block, Inc. 2003 Long-Term Executive Compensation Plan